Kris W. Kobach Secretary of State	Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594 (785) 296-4564

State of Kansas

April 10, 2012

WALK IN

AMERICAFIRST SECURITIES, INC.

RE: AMERICAFIRST SECURITIES, INC.

ID # : 270-199-3

To The Corporation

A certified copy of the amendment that was recently filed in the Corporations Division of our office is enclosed.

Every corporation in Kansas is assigned an identification number. Use of this number in any correspondence with our office will give us immediate access to your file and enable us to offer you faster, more efficient service. Your corporation’s identification number is at the top of this letter.

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Business Services: (785) 296-4564	Web site: www.sos.ks.gov	Elections: (785) 296-4561
Fax: (785) 296-4570	E-mail: kssos@sos.ks.gov	Fax: (785) 291-3051

AP 53-15	KANSAS SECRETARY OF STATE Domestic For-Profit Corporation Certificate of Amendment	3243 02 053 015 $35.00 1	FILED BY KS SOS 04-10-2012 11:19:32 AM FILE#: 2701993

contact: Kansas Office of the Secretary of State

Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594	(785) 296-4564 kssos@sos.ks.gov www.sos.ks.gov

INSTRUCTIONS: All information must be completed or this document will not be accepted for filing.
Please read instructions before completing.

1. Business entity ID number: This is not the Federal Employer ID Number (FEIN)	2701993
2. Name of the corporation: Name must match the name on record with the Secretary of State	Plan Professionals Limited
3. The articles of incorporation are amended as follows: Change Name to AmericaFirst Securities, Inc.
4. The amendment was duly adopted in accordance with the provisions of K.S.A. 17-2709(a) or 17-6602.
5. Future effective date:	☒ upon filing
A future effective date must be
within 90 days of filing date	☐ Future effective date
		Month	Day	Year
6. I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct and that I have remitted the required fee.
/s/ Mark A. Schneider	4/10/2012
Signature of authorized officer	Date (month, day, year)
/s/ Mark A. Schneider
Name of signer (printed or typed)

Instructions:

☐	1. Submit this form with the $35 filing fee.

STAY UP-TO-DATE ON YOUR ORGANIZATION’S STATUS, ANNUAL REPORT DUE DATE AND CONTACT ADDRESSES BY GOING TO WWW.SOS.KS.GOV. UNDER QUICK LINKS, SELECT SEARCH BUSINESS ENTITY INFORMATION.

NOTICE: There is a $25 service fee for all checks returned by your financial institution.
All information must be completed or this document will not be accepted for filing.

K.S.A.17-6602
Rev. 12/27/10 jdr	Page 1 of 1	K.S.A. 17-2709(a)